Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

Bryn Mawr Bank Corporation 401(k) Plan
Bryn Mawr, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-144280 and 03-312715) of Bryn Mawr Bank Corporation of our report dated June 29, 2020, relating to the financial statements and supplemental schedule of Bryn Mawr Bank Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
June 29, 2020